Exhibit 24(a)


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned director of CULP, INC., a North Carolina corporation, hereby constitutes and appoints FRANKLIN N. SAXON the true and lawful agent and attorney-in-fact to sign for the undersigned as a director of the Corporation the Corporation's Annual Report on Form 10-K for the year ended May 1, 2005 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment or amendments to such Annual Report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


                                                    /s/ Jean L.P. Brunel
                                                        ----------------
                                                        Jean L.P. Brunel


Date:   June 29, 2005
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